UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2018

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street Suite 1200 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-3839

(Registrant's telephone number)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Appointment of Certain Officers

Effective August 29, 2017, the Board of Directors of the Company, appointed Mr. Liew Choon Fook as Secretary of the Company.

Effective June 14, 2018, the Board of Directors increased the number of members of the Board from one (1) member to five (5) members. Said increase in the number of members created four (4) vacancies on the Board of Directors. To fill the four (4) vacancies, the Board of Directors elected the following members to the Board of Directors:

Liew Choon Fook

Tan See Kuy

Lim Jun Hao

Ng Boon Chee

Biography

Liew Choon Fook

In September 2017, Liew Choon Fook was elected to the board of directors of TOGL Technology Sdn. Bhd., a Malaysia corporation and a wholly-owned subsidiary of the Company and elected Secretary to the Company on August 29, 2017 and continues to hold these positions. In December 2016, Mr. Liew was also elected to the board of directors and appointed Vice President of Operations of TogaChat Academy Philippines Inc., and continues to hold this position. From January 1996 to August 2016, Mr. Liew founded and was the sole proprietor of Megawin Consultancy Services in Kuala Lumpur, Malaysia.

In 1970, Liew Choon Fook received a Malaysian Certificate of Education from the Technical Institute in Penang, Malaysia. In 1972 Liew Choon Fook received a Higher School Certificate and University Entrance from Selwyn College in Auckland, New Zealand. In 1976 Mr. Liew received a Bachelor of Engineering (Electronics Engineering) Honors from University of Auckland, New Zealand.

Tan See Kuy

Mr. Tan is a member of the board of directors of VW Win Century, Inc., an SEC registered company which trades on Pink Sheets and appointed Chief Executive Officer on August 31, 2016. Mr. Tan is also the Group General Manager of the Company and is responsible for the general management of the Company since 2017. In January 2016, Mr. Tan was appointed President of EmcoHanover Group, a company located in Asian Pacific Region. From July 2011 to 2015, Mr. Tan served as the CEO and a member of the Board of Directors of Glow Holdings, Inc., an SEC registered company trading on Pink Sheets and located in Irvine, California.

In 1998 Mr. Tan received a Diploma in Marketing from the Royal Institute of Marketing in England. In 2006 Mr. Tan was an Ambassador for Peace from the Universal Peace Federation. In 2007, Mr. Tan received a Doctorate Business Administration from Midwest Missouri University.

Lim Jun Hao

Lim Jun Hao is the current Chief Operating Officer of Toga Capital Sdn. Bhd., a Malaysian corporation (“Toga Capital”), with a focus on internet technologies, IT R&D of internet based platforms and assisting companies with potential business ideas into a successful enterprise. From 2014 to 2015, Mr. Lim was the founder and Chief Operating Officer of MBIT Engineering Sdn. Bhd., a Malaysia corporation. As the Chief Operating Officer, Mr. Lim supplied building materials for residential, multi-family and commercial properties. Mr. Lim through MBIT developed hi-tech engineering products, powered quality and energy management systems and provided total solutions for the electrical industry. From 2008 to 2011, Mr. Lim was the co-founder and Chief Marketing Officer of Gen Five Global, a Celcom authorized dealer. As the Chief Marketing Officer, Mr. Lim managed and set up 14 branches across Malaysia.

Ng Boon Chee

Mr. Ng was appointed Chief Management Officer in December 2015 of Toga Capital Sdn. Bhd., a Malaysian corporation and continues to hold this position. As the Chief Management Officer, Mr. Ng manages the administrative team, leads the management team and provides direction and guidance in the administrative work. From January 2014 to October 2015, Mr. Ng was an executive administrator for Leroy International in Kuala Lumpur, Malaysia. As an executive administrator, Mr. Ng coordinated office activities and operations to secure efficiency and compliance with company policies. Mr. Ng supervised administrative staff and dividing responsibilities to ensure performance. Mr. Ng was also responsible for stocking officer supplies and placing orders when necessary. From 2012 to December 2013 was an executive administrator with GenFive Global. Mr. Ng’s duties included coordinating and scheduling meetings, managed office communication including emails and sorting mail. Mr. Ng also managed clerical and other administrative staff.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: June 14, 2018	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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